UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 2300
Houston, Texas, 77002
(Address of principal executive offices)  (Zip Code)

 (713) 651-0060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed on Form 8-K, effective January 1, 2012, Circle Star Energy Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Colonial Royalties, LLC (“Colonial”) pursuant to which Colonial agreed to, among other items, purchase all of the Company’s interests in its wholly-owned subsidiary JHE Holdings, LLC, a Texas limited liability company (“JHE”), for aggregate consideration of $9,350,000 payable as follows:

●	$100,000 on December 30, 2011;
●	$2,100,000 on January 29, 2012;
●	$3,200,000 on February 26, 2012; and
●	$3,950,000 on March 29, 2012.

Pursuant to the Purchase Agreement, the Company was not required to assign its interests in JHE to Colonial until the final payment of $3,950,000 was received by the Company on March 29, 2012.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full-text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on January 5, 2012.

On December 30, 2011, the Company received the first payment of $100,000 from Colonial.  The second payment of $2,100,000 was not received by the Company on January 29, 2012.

Accordingly, on February 6, 2012, the Company sent a Notice of Default and Termination (the “Notice”) to Colonial stating that Colonial was in breach of its payment obligations under the Purchase Agreement and that the Company was exercising its right to terminate the Purchase Agreement.  Under the terms of the Purchase Agreement, the delivery of the Notice by the Company to Colonial was not deemed to be an election of remedies and the Company retains the right to pursue all legal or equitable remedies against Colonial for breach of the Purchase Agreement.

Item 8.01.  Other Events

In connection with the termination of the Purchase Agreement and concurrently with the filing of this Form 8-K, the Company is withdrawing its Preliminary Schedule 14C, filed with the SEC on January 20, 2012, pursuant to which the Company disclosed that the Company’s board of directors and holders of a majority of the Company’s issued and outstanding common stock entitled to vote had approved the sale of all of the Company’s interests in JHE to Colonial by written consent in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statutes.  Due to the withdrawal of the Preliminary Schedule 14C, the Company will not be filing a Definitive Schedule 14C with the SEC and consequently, the Company’s does not have corporate authority to proceed with the sale of all of its interests in JHE to Colonial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: February 10, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer